EXHIBIT 3.5


                                                          FEDERAL IDENTIFICATION
                                                              NO. 04-2837126

                        THE COMMONWEALTH OF MASSACHUSETTS
                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth
                   One Ashburton Place, Boston, MA 02108-1512

                        CERTIFICATE OF VOTE OF DIRECTORS
                    ESTABLISHING A CLASS OR SERIES OF STOCK
                    (General Laws, Chapter 156B, Section 26)



We, Anthony J. Armini                                               , President
and Stephen N. Bunker                                               , Clerk

of                         Implant Sciences Corporation
                           (Exact name of corporation)

located at:     107 Audobon Road, Wakefield, Massachusetts 01880
                (Stree Address of corporation in Massachusetts)

do hereby certify that at a meeting of directors of the Corporation on October 4, 2002, the following vote establishing and designating a class or series of stock and determining the relative rights and preferences thereof was duly adopted:

See Continuation Sheet 2A




*Delete the inapplicable words.

NOTE: Votes for which the space provided above is not sufficient should be provided on one side of separate 8 x 11 sheets of white paper, numbered 2A, 2B, etc. with a left margin of at least 1 inch.

                              CONTINUATION SHEET 2A
                              ---------------------

                          IMPLANT SCIENCES CORPORATION

VOTED: That, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of Article IV of the Amended and Restated Articles of Organization of the Corporation (the "Articles of Organization") and Section 26 of the
                              --------------------------
          Massachusetts Business Corporation Law of the Commonwealth of Massachusetts, the Board of Directors hereby creates, from the 5,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"), of the Corporation authorized to be issued
           ----------------
          pursuant to the Amended and Restated Articles of Organization a series of Preferred Stock, consisting of 250,000 shares of Series A 7% Cumulative Convertible Preferred Stock (the "Series A Preferred
                                                            --------------------
          Stock"),  and  hereby  fixes the powers, designations, preferences and
          -----
          qualifications, limitations or restrictions thereof, of the shares of such series as set forth in Exhibit A hereto (the "Certificate of Vote
                                                             -------------------
          of  Directors").
          -------------

                                                                       EXHIBIT A
                                                                       ---------

                              TERMS OF SERIES A 7%
                     CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                       OF
                          IMPLANT SCIENCES CORPORATION

          1.     Designation: Number of Shares.  The designation of said series
                 -----------------------------
of Preferred Stock shall be Series A 7% Cumulative Convertible Preferred Stock (the "SERIES A PREFERRED STOCK"). The number of shares of Series A Preferred Stock shall be 250,000. Each share of Series A Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "STATED VALUE"), and $.10 par value.

     2.   Ranking.  The Series A Preferred Stock shall rank (i) prior to the
          -------
Corporation's common stock, par value $.10 per share ("COMMON STOCK"); (ii) except as provided in clause (iii) below, prior to any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the holder of Series A Preferred Stock (the "HOLDER") (which may be withheld in such Holder's sole and absolute discretion), such class or series of capital stock specifically, by its terms, ranks senior to or Pari Passu with the Series A Preferred Stock); (iii) Pari Passu with any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, on parity with the Series A Preferred Stock ("PARI PASSU SECURITIES"); and (iv) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the Holder (which may be withheld in Holder's sole and absolute discretion) obtained in accordance with Section 8 hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock ("SENIOR SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

     3.   Dividends.
          ---------

          (a) The Holder shall be entitled to receive preferential dividends in cash out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "JUNIOR STOCK") at the rate of 7% simple interest per annum on the Stated Value per share payable monthly commencing one month from the date hereof and on the first business day of each consecutive calendar month thereafter when as and if declared, at the Corporation's option; provided, however, that dividend payments may, in the sole discretion of the Corporation, be made in fully paid and non-assessable shares of Common Stock which are subject to an effective registration statement at the Fixed Conversion Price (as defined herein) then in effect, and the issuance of such additional shares shall constitute full payment of such dividend.

          (b) The dividends on the Series A Preferred Stock at the rates provided above shall be cumulative whether or not earned so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series A Preferred Stock then outstanding from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series A Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series A Preferred Stock or Pari Passu

Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Stock and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Stock.

          (c) Dividends on all shares of the Series A Preferred Stock shall begin to accrue and be cumulative from and after the date of issuance thereof. A dividend period shall be deemed to commence on the business day following a quarterly dividend payment date herein specified and to end on the next succeeding business quarterly dividend payment date herein specified.

     4.   Amortization.
          -------------

          (a)     Monthly Payments.  Subject to the terms of this Section 4, the
                  ----------------
Corporation shall repay one-fifteenth of the original Stated Value of the Series A Preferred Stock (to the extent such amount has not been converted pursuant to Section 6 below), together with the dividend accrued to date on such portion of the original Stated Value plus any and all default payments owing under the Purchase Agreement dated October 7, 2002 between the Corporation and Laurus Master Fund, Ltd. (the "PURCHASE AGREEMENT") but not previously paid (collectively the "MONTHLY AMOUNT"), in accordance with Section 4(b) below, on the first business day of each consecutive calendar month (each, a "REPAYMENT DATE"), beginning on the first such business day which occurs following ninety
(90) days from the date hereof. Notwithstanding the foregoing, the Holder will have the option to delay the start of the amortization for up to 120 days from the date hereof and the Monthly Amount will then become one-fourteenth of the original Stated Value of the Series A Preferred Stock.

          (b)     Cash or Common Stock.  Subject to the terms hereof, the
                  --------------------
Corporation has the sole option to determine whether to satisfy payment of the Monthly Amount in full on each Repayment Date either in cash or in shares of Common Stock, or a combination of both. The Corporation shall deliver to the Holder a written irrevocable notice in the form of Exhibit B attached hereto electing to pay such Monthly Amount in full on such Repayment Date in either cash or Common Stock, or a combination of both ("REPAYMENT ELECTION NOTICE"). Such Repayment Election Notice shall be delivered to the Holder at least twenty
(20) days prior to the applicable Repayment Date (the date of such notice being hereinafter referred to as the "NOTICE DATE"). If such Repayment Election Notice is not delivered within the prescribed period set forth in the preceding sentence, then the repayment shall be made in either cash or shares of Common Stock on the same terms hereunder at the Holder's sole option. If the Corporation elects or is required to repay all or a portion of the Monthly Amount in cash on a Repayment Date, then on such Repayment Date the Corporation shall pay to the Holder an amount equal to 105% of the Monthly Amount in satisfaction of such obligation. If the Corporation repays all or a portion of the Monthly Amount in shares of Common Stock, the number of such shares to be issued for such Repayment Date shall be the number determined by dividing (x) the portion of the Monthly Amount to be paid in shares of Common Stock, by (y) the Fixed Conversion Price (as defined herein) as of such date.

          (c)     No Effective Registration.  Notwithstanding anything to the
                  -------------------------
contrary herein, the Corporation shall be prohibited from exercising its right to repay the Monthly Amount in shares of Common Stock (and must deliver cash in respect thereof) on the applicable Repayment Date if at any time from the Notice Date until the time at which the Holder receives such shares there fails to exist an effective registration statement or an Event of Default hereunder exists or occurs, unless otherwise waived in writing by the Holder in whole or in part at the Holder's option.

          (d)     Share Price/Issuance Limitations.  Notwithstanding anything to
                  --------------------------------
the contrary herein, if the closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for any of the 11 trading days preceding a Repayment Date was less than $5.70, and the Corporation has elected to pay all or a portion of the Monthly Amount in shares of Common Stock, then, instead of the Corporation delivering the required number of shares of Common Stock on the Repayment Date, the Holder will be permitted to convert an amount equal to what the Company elected to pay in shares of Common Stock at a conversion price equal to the greater of (i) 83% of the average of the three (3) lowest closing prices during the thirty (30) trading days immediately preceding the Conversion Date or (ii) $2.02. Any part of the Monthly Amount not converted into shares of Common Stock by the following Repayment Date shall be paid by the Corporation in cash on such following Repayment Date. At any time during the relevant month, the Corporation has the option to pay the Monthly Amount, or the unconverted part thereof, in cash and the conversion price set forth in this
Section 4(d) shall no longer be applicable.

     By way of example, for the Repayment Date of January 1, if the Corporation delivers a Repayment Election Notice on December 5 to pay the Monthly Amount in shares of Common Stock and if on December 15, the stock price was $5.40, the Holder will be permitted to convert the portion of the Monthly Amount that the Corporation has determined is payable in shares of Common Stock at the following conversion price: 83% of the average of three (3) lowest closing prices during the thirty (30) trading days immediately preceding the Conversion Date (or $2.02 as applicable). Any portion of the Monthly Amount originally due January 1 that the Holder has not converted into shares of Common Stock by February 1 shall be due in cash on February 1.

          (e)     Deemed Conversions.  Any repayment of the Monthly Amount in
                  ------------------
shares of Common Stock pursuant to the terms hereof shall constitute and be deemed a conversion of such portion of the applicable Stated Value of the Series A Preferred Stock for all purposes under this Certificate and the Purchase Agreement (except as otherwise provided herein).

     5.   Liquidation Rights.
          ------------------

          (a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holder shall be entitled to receive before any payment or distribution shall be made on the Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the greater of (i) the Stated Value per share of Series A Preferred Stock and all accrued and unpaid dividends to and including the date of payment thereof or
(ii) the number of shares that would be issuable upon conversion of the Stated Value and accrued dividends multiplied by the highest closing price for the five trading days immediately preceding such liquidation payment date. Upon the payment in full of all amounts due to Holder the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the Holder shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holder upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the holders of shares of Junior Stock ratably among the Holder.

          (b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 5.

     6.   Conversion into Common Stock.  Shares of Series A Preferred Stock
          -----------------------------
shall have the following conversion rights and obligations:

          (a) Subject to the further provisions of this paragraph 6 each Holder shall have the right at any time commencing after the issuance to the Holder of Series A Preferred Stock, to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as defined in paragraph 6(i) below) determined in accordance with the Fixed Conversion Price provided in paragraph 6(b) below. All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of the Stated Value of Series A Preferred Stock being converted. In the event of any conversions of outstanding Stated Value under the Series A Preferred Stock in part pursuant to this Section 6, such conversions shall be deemed to constitute conversions of outstanding Stated Value applying to Monthly Amounts for the Repayment Dates in chronological order. By way of example, if the original Stated Value of this Series A Preferred Stock is $2,500,000 and the Holder converted $333,000 of such original Stated Value prior to the first Repayment Date, then (1) the Stated Value amount of the Monthly Amount due on the first Repayment Date would equal $0, (2) the Stated Value amount of the Monthly Amount due on the second Repayment Date would equal $0 and (3) the Stated Value amount of the Monthly Amount due on each of the remaining Repayment Dates would be $166,000.

          (b) The number of shares of Common Stock issuable upon conversion of each share of Series A Preferred Stock shall equal (i) the sum of (A) the Stated Value per share and (B) at the Holder's election accrued and unpaid dividends on such share, divided by (ii) $5.19 (the "FIXED CONVERSION PRICE").

          In the event that (i) an Event of Default has occurred and (ii) as of the end of the Default Notice Period (as defined in Section 9 below), the Corporation shall have failed (i) to cure the Event of Default; (ii) to redeem the Holder's Series A Preferred Stock for cash in accordance with Section 9 below or (iii) to receive a waiver, in writing, from the Holder then the conversion price shall be equal to the lower of (A) the Fixed Conversion Price or (B) seventy percent (70%) of the average of the three lowest closing prices for the Common Stock on NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "PRINCIPAL MARKET"), or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, for the thirty (30) trading days prior to but not including the Conversion Date.

          (c) The Holder of any certificate for shares of Series A Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into Common Stock by delivering or telecopying an executed and completed notice of conversion to the Corporation (the "CONVERSION DATE"). Each date on which a notice of conversion is delivered or telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. A form of Notice of Conversion that may be employed by a Holder is annexed hereto as Exhibit A. The Corporation will cause the transfer agent to transmit the shares of the Common Stock issuable upon conversion of the Series A Preferred Stock (and a certificate representing the balance of the Series A Preferred Stock not so converted, if requested by Purchaser) to the Holder by crediting the account of the Holder's prime broker with the Depository Trust Company ("DTC") through its Deposit Withdrawal Agent Commission ("DWAC") system within three (3) business days after receipt by the Corporation of the Notice of Conversion (the "DELIVERY DATE"). The Corporation is obligated to deliver to the Holder simultaneously with the aforedescribed Common Stock, at the election of the Holder, additional shares of Common Stock representing the conversion at the Fixed Conversion Price, of dividends accrued on the Series A Preferred Stock being converted.

          In the case of the exercise of the conversion rights set forth in paragraph 6(a) the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation or Transfer Agent of the Notice of Conversion. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record Holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record Holder of such shares of Series A Preferred Stock so converted.

                  Upon the conversion of any shares of Series A Preferred
Stock no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the Holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

                  The Corporation shall not be required, in connection with any conversion of Series A Preferred Stock, and payment of dividends on Series A Preferred Stock to issue a fraction of a share of its Series A Preferred Stock and shall instead deliver a stock certificate representing the next whole number.

          (d) The Fixed Conversion Price determined pursuant to 6(b) shall be subject to adjustment from time to time as follows:

                  (i) In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Fixed Conversion Price shall be adjusted proportionately so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series A Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the conversion pursuant to this paragraph 6(d)(i) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

          (e) (i) In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series A Preferred Stock shall have terminated, as part of such merger, lawful provision shall be made so that Holder shall thereafter have the right to convert each share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such consolidation or merger. Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in paragraph 6(d). The foregoing provisions of this paragraph 6(e) shall similarly apply to successive mergers.

                  (ii) In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holder shall thereafter have the right to convert each share of the Series A Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

          (f) Whenever the number of shares to be issued upon conversion of the Series A Preferred Stock is required to be adjusted as provided in this paragraph 6, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder notice of such adjusted conversion price.

          (g)     In case at any time the Corporation shall propose:

                  (i) to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

                  (ii) to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

                  (iii) any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

                  (iv) the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series A Preferred Stock, if any, and for the Common Stock and to the Holder.

                  If the Corporation issues any additional shares of Common Stock for a consideration less than the Fixed Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Fixed Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Fixed Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Corporation upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Fixed Conversion Price.

          (h) So long as any shares of Series A Preferred Stock shall remain outstanding and the Holder thereof shall have the right to convert the same in accordance with provisions of this paragraph 6 the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

          (i) The term Common Stock as used in this paragraph 6 shall mean the $.10 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed or shares of stock of any class of other securities and/or property into which the shares of Series A Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 6.

          (j) The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series A Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series A Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

          (k)     Overall Limit on Common Stock Issuable. For so long as the
                  --------------------------------------
Corporation is subject to the rules of the American Stock Exchange, or other similar exchange, the number of shares of Common Stock issuable by the Corporation and acquirable by a holder hereunder, shall not exceed 19.9% of the issued and outstanding shares of Common Stock of the Corporation (the "MAXIMUM COMMON STOCK ISSUANCE"), unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation's stockholders. If at any point in time and from time to time (each, a "TRIGGER DATE") the number of shares of Common Stock issued pursuant to conversion of the Series A Preferred Stock, together with the number of shares of Common Stock that would then be issuable by the Corporation in the event of the conversion of the entire Stated Value, would exceed the Maximum Common Stock Issuance but for this Section, then the Corporation shall, at the Corporation's election, either
(a) promptly call a shareholders meeting to obtain shareholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance, which such shareholder approval shall be obtained within 60 days of the Trigger Date, or (b) purchase from the Holder such Stated Value of the Series A Preferred Stock plus accrued dividends which cannot be converted due to such Maximum Common Stock Issuance limitation at the conversion price then in effect, which such payment shall be paid within five (5) business days after a Trigger Date if this clause (b) is elected, or, if clause (a) is elected, five
(5) business days following the Corporation's failure to so obtain shareholder approval, as the case may be. The Corporation shall make such election within three (3) business days following the Trigger Date by giving written notice to the Holder.

     7.     Mandatory Conversion.  Except as set forth in Section 4 hereof, the
            --------------------
shares of Series A Preferred Stock and dividends may not be converted without the consent of the Holder.

     8.     Voting Rights.  The shares of Series A Preferred Stock shall not
            -------------
have voting rights.

     9.     Event of Default.  In the event that any of the following events
            ----------------
shall occur, and shall not be cured within 30 days of written notice from the Holder to the Corporation (except with respect to Section 9.1 and 9.8 below, for which the cure period shall be as set forth therein) (each occurrence being a "DEFAULT NOTICE PERIOD") or waived in writing by the Holder (such circumstance being an "EVENT OF DEFAULT"), the dividend rate of 7% described in Section 3 above to become 15% and the Holder shall have the right to elect to have the Corporation redeem the Series A Preferred Stock. Any such redemption shall be effected by the prompt payment to the Holder by the Corporation of a sum of money equal to the greater of (i) 130% of the outstanding Stated Value of the shares of Series A Preferred Stock, plus accrued and unpaid dividends and (ii) the number of shares that would be issuable upon conversion of an amount of Stated Value and accrued dividends designated by the Holder at the conversion price in effect as of the trading day prior to the date notice is given to the Corporation by the Holder multiplied by the highest closing price for the five trading days immediately preceding such notice date.

          9.1     Failure to Make Payment. The Corporation fails to pay any
                  -----------------------
payment required to be paid pursuant to the terms of hereof or the failure to timely pay any other sum of money due to the Holder from the Corporation and such failure continues for a period of five (5) business days after written notice to the Corporation from the Holder.

          9.2     Breach of Covenant.  The Corporation breaches any of the
                  -------------------
covenants in Sections 6.2, 6.5, 6.12, 6.13, 6.15 9.1, 9.2, 9.4 or 10 of the
Purchase Agreement in any material respect except that (i) a breach of Section 9.1 of the Purchase Agreement shall not be deemed to have occurred provided the Corporation has filed a registration statement by the Filing Date (as defined in the Purchase Agreement) and responds within a reasonable time frame to any SEC comment letters with respect to such registration statement.

          9.3     Breach of Representations and Warranties.  Any representation
                  ----------------------------------------
or warranty of the Corporation made in Section 4 of the Purchase Agreement shall be false or misleading except for any such breach which does not have a material adverse effect on the business or financial condition of the Corporation, taken as a whole.

          9.4     Receiver or Trustee.  The Corporation shall make an assignment
                  -------------------
for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

          9.5     Bankruptcy.  Bankruptcy, insolvency, reorganization or
                  ----------
liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation.

          9.6     Delisting.  Delisting of the Common Stock from any Principal
                  ---------
Market or such other principal exchange on which the Common Stock is listed for trading.

          9.7     Stop Trade.  An SEC stop trade order or Principal Market
                  ----------
trading suspension of more than three consecutive trading days.

          9.8     Failure to Deliver Common Stock.  The Corporation's failure to
                  -------------------------------
timely deliver Common Stock to the Holder pursuant to and in the form required hereof and Section 8 of the Purchase Agreement and continues for five (5) business days after receipt of notice of conversion.

          9.9     Registration Default.  The occurrence of a Non-Registration
                  --------------------
Event as described in Section 9.4 of the Purchase Agreement.


     10.     Mandatory Redemption.  The Corporation shall redeem the shares of
             --------------------
Series A Preferred Stock, including accrued but unpaid dividends thereon, no later than 18 months from the date hereof.

     11.     Status of Converted or Redeemed Stock.  In case any shares of
             -------------------------------------
Series A Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series A Preferred Stock.

                                    EXHIBIT A
                                    ---------

                              NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series A Convertible Preferred Stock of Implant Sciences Corporation)

     The undersigned hereby irrevocably elects to convert $            of the
                                                           -----------
Stated Value of the above Series A Convertible Preferred Stock and
$              of the dividend due, into shares of Common Stock of Implant
 -------------
Sciences Corporation (the "Corporation") according to the conditions hereof, as of the date written below.

Conversion Date:
                ---------------------------------------------------------------


Fixed Conversion Price per share:
                                 ----------------------------------------------


Number of Common Stock issuable upon this conversion:
                                                     -----------------


Signature:
          --------------------------------------------------------------------
Print  Name:
            ------------------------------------------------------------------
Address:
        ----------------------------------------------------------------------

------------------------------------------------------------------------------

Deliveries pursuant to this notice of conversion should be made to:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this 4th day of October in the year 2002.


/s/ Anthony J. Armini                 , President
--------------------------------------

/s/ Stephen N. Bunker                 , Clerk
======================================

                        THE COMMONWEALTH OF MASSACHUSETTS


                  CERTIFICATE OF VOTE OF DIRECTORS ESTABLISHING
                          A SERIES OF A CLASS OF STOCK
                    (General Laws, Chapter 156B, Section 26)

                I hereby approve the within certificate and, the filing fee in the amount of $_________ having been paid, said certificate is hereby filed this day of October, 2002 .

                Effective Date:
                               -----------------------------

                             WILLIAM FRANCIS GALVIN
                               Secretary of State





                         TO BE FILLED IN BY CORPORATION
                      PHOTO COPY OF CERTIFICATE TO BE SENT

TO:

                                Karen Queen, Esq.
                                 Foley Hoag LLP
                              155 Seaport Boulevard
                                Boston, MA  02210

                          Telephone     (617) 832-1000